UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 18, 2025

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2025, Hawaiian Electric Industries, Inc. (“HEI”) (NYSE – HEI), the parent company of Hawaiian Electric Company, Inc. (“Hawaiian Electric”), announced that Hawaiian Electric issued $500 million aggregate principal amount of 6.000% Senior Notes due 2033 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 18, 2025, by and between Hawaiian Electric and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. The Notes will mature on October 1, 2033. Interest is payable in cash semi-annually on April 1 and October 1 of each year, beginning on April 1, 2026.
The net proceeds of this offering will be used to finance capital expenditures, repay long-term debt and/or short-term debt, including its revolving credit facility and term loan, used to finance or refinance capital expenditures and/or reimburse funds used for the payment of capital expenditures.
Hawaiian Electric may redeem the Notes, in whole or in part, at any time or from time to time prior to October 1, 2028 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” amount set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
On or after October 1, 2028, Hawaiian Electric may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The Indenture contains covenants that limit the ability of Hawaiian Electric and its significant subsidiaries, as applicable, to, among other things, (1) create or incur liens on certain assets of Hawaiian Electric and its significant subsidiaries, and (2) merge, consolidate or sell all or substantially all of Hawaiian Electric’s assets. These covenants are subject to exceptions and qualifications set forth in the Indenture.
In the event of a change of control triggering event, Hawaiian Electric must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest, to, but not including, the repurchase date.
The Indenture also contains customary events of default, including (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) certain events of bankruptcy and insolvency, and (5) failure to pay certain judgments.
An event of default under the Indenture allows either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes, as applicable, issued under such Indenture to accelerate the amounts due under the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under the Notes.
The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
4.1	Indenture, dated September 18, 2025, between Hawaiian Electric Company, Inc. and U.S. Bank Trust Company, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President and	Senior Vice President,
Chief Financial Officer	Chief Financial Officer and Treasurer

Date: September 18, 2025	Date: September 18, 2025

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